UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 18, 2008
LNB BANCORP, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-13203	34-1406303

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

457 Broadway, Lorain, Ohio	44052-1769

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (440) 244-6000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On April 18, 2008, LNB Bancorp, Inc. (the “Company”) entered into a Settlement Agreement (the “Settlement Agreement”) with Richard M. Osborne and Steven A. Calabrese (together, the “Committee”) and AMG Investments, LLC (“AMG”) to settle certain contested matters, including the election of directors, concerning the upcoming 2008 annual meeting of our shareholders (the “2008 Annual Meeting”). The Settlement Agreement provides that:
•	The Committee will withdraw its proposals for consideration at the 2008 Annual Meeting as set forth in the Committee’s proxy materials dated April 8, 2008, will not make any proposals at the 2008 Annual Meeting, and will not engage in any solicitation of proxies in connection with the 2008 Annual Meeting;

•	The Company will not submit any matter other than the election of Class I directors for consideration by the shareholders at the 2008 Annual Meeting, unless approved in writing by the Committee;

•	The Company will expand its board of directors to fifteen (15) members in accordance with the Company’s code of regulations and elect two directors (subsequently chosen to be Daniel G. Merkel and Thomas P. Perciak, as discussed in Item 5.02 of this Form 8-K) to serve as Class III directors of the Company;

•	Neither the Committee nor AMG shall nominate any candidate for election to the board of directors at the 2008 Annual Meeting, or vote its or his shares of common stock of the Company in opposition to the Company’s slate of director nominees by any means at the 2008 Annual Meeting;

•	Except as permitted in the Settlement Agreement, neither the Committee nor AMG will, and will not assist or encourage others to, directly or indirectly, for a period beginning on April 18, 2008 and ending 18 months thereafter:
(i)	seek representation on the Company’s board of directors or the removal of any member of the board,

(ii)	propose, effect or seek to participate in (A) any acquisition of any assets of the Company or any of its subsidiaries, (B) any tender or exchange offer or merger or other business combination involving the Company or any of its subsidiaries, or (C) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its subsidiaries,

(iii)	engage in any “solicitation” (as such term is used in the proxy rules of the Securities and Exchange Commission) of proxies or consents (whether or not relating to the election or removal of directors) with respect to the Company,

(iv)	seek to advise, encourage or influence any person or entity with respect to the voting of any voting securities,

(v)	initiate, propose or otherwise “solicit” (as such term is used in the proxy rules of the Securities and Exchange Commission) shareholders of the Company for the approval of shareholder proposals, or

(vi)	enter into any discussions, negotiations, agreements, arrangements or understandings with any third party with respect to any of the foregoing, or make or disclose any proposal to amend or terminate any of such provisions.

•	The Committee and AMG will not, at any time during or after the 18-month period referred to above, (i) bring any action, suit, claim or cause of action against the Company, its officers or directors, or (ii) engage in any of the conduct specified in clauses (i) through (vi) of the immediately preceding bullet point, unless and until each of the persons designated to serve as directors of the Company by the Committee shall have resigned as directors;

•	Mr. Osborne agrees to dismiss, with prejudice, all of his claims in the lawsuit styled Richard M. Osborne v. LNB Bancorp, Inc., Case No. 1:08 CV 473; and

•	The Company and its affiliates, on the one hand, and the Committee, AMG and their affiliates, on the other, release one another from any and all claims arising in connection with the composition of the Company’s board of directors, proxy solicitations concerning the Company’s special meeting of shareholders held on March 18, 2008 or the 2008 Annual Meeting, or statements made in connection with such proxy solicitations, occurring any time or period of time on or prior to April 18, 2008 (other than fraud and breaches of the Settlement Agreement).

     The Settlement Agreement also contains provisions under which the parties acknowledge and agree that the objective is to reduce the size of the Company’s board of directors through normal retirement of directors as required under the Company’s Corporate Governance Guidelines in existence on the date of the Settlement Agreement; and that upon any such retirements, the board of directors will take appropriate action to reduce the number of authorized directors until such time as no more than twelve (12) directorships are authorized (subject to the board’s ability to increase the number of directorships in certain events).
     The Settlement Agreement is attached hereto as Exhibit 10.1, and the foregoing summary of the Settlement Agreement is qualified in its entirety by reference to the Settlement Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     At a meeting on April 22, 2008, the Company’s board of directors adopted a resolution that the number of directors be set at fifteen (15). At that same meeting, the board of directors appointed Daniel G. Merkel and Thomas P. Perciak to serve as Class III directors of the Company, filling vacancies created in that class of directors. The discussion of the Settlement Agreement pursuant to which the Company agreed to add Messrs. Merkel and Perciak to the Company’s board of directors is incorporated herein by reference to Item 1.01 of this Form 8-K. Neither Mr. Merkel nor Mr. Perciak has been appointed to any committee of the board of directors at this time.
Item 8.01 Other Events.
     On April 22, 2008, the Company, the Committee and AMG issued a press release announcing our entry into the Settlement Agreement. The press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description

10.1	Settlement Agreement dated as of April 18, 2008 among LNB Bancorp, Inc. and Richard M. Osborne, Steven A. Calabrese and AMG Investments, LLC

99.1	April 22, 2008 Press Release of LNB Bancorp, Inc. and Richard M. Osborne, Steven A. Calabrese and AMG Investments, LLC

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LNB BANCORP, INC. (Registrant)
Date: April 23, 2008	By:	/s/ Sharon L. Churchill
Sharon L. Churchill
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Settlement Agreement dated as of April 18, 2008 among LNB Bancorp, Inc. and Richard M. Osborne, Steven A. Calabrese and AMG Investments, LLC

99.1	April 22, 2008 Press Release of LNB Bancorp, Inc. and Richard M. Osborne, Steven A. Calabrese and AMG Investments, LLC